Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

RYERSON HOLDING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities.

Security Type	Security Class Title	Fee Calculation Rule	Amount to be registered (1)	Proposed maximum offering price per share	Maximum aggregate offering price	Fee Rate	Amount of registration fee

Equity	Common Stock, par value $0.01 per share	457(c) and 457(h)	2,549,318 (2)	$34.04 (3)	$86,778,784.72	0.0001102	$9,563.02(4)

Total Offering Amount							$9,563.02

Total Fee Offsets							$0

Net Fees Due							$9,563.02

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers an indeterminable number of additional shares of Common Stock, par value $0.01 per share (“Common Stock”), of Ryerson Holding Corporation (the “Company”) as may hereafter be offered or issued under the Ryerson Holding Corporation Second Amended and Restated 2014 Omnibus Incentive Plan (the “Plan”) to prevent dilution resulting from any future stock splits, stock dividends or similar adjustments of the outstanding Common Stock.

(2)

Represents an additional 2,549,318 shares of Common Stock issuable pursuant to the Plan, which consists of (i) 2,000,000 shares of Common Stock that were reserved and available for delivery with respect to awards under the Plan pursuant to the amendment and restatement of the Plan, (ii) 49,318 shares of Common Stock that became available for delivery with respect to awards under the Plan pursuant to the share counting, share recycling and other terms and conditions of the Plan, and (iii) 500,000 shares of Common Stock that may become available again for delivery with respect to awards under the Plan pursuant to the share counting, share recycling and other terms and conditions of the Plan.

(3)

Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) under the Securities Act, the proposed maximum aggregate offering price is the product obtained by multiplying (i) $34.04 (the average of the high and low prices of the Company’s Common Stock on June 1, 2023) by (ii) 2,549,318 (the number of shares of Common Stock issuable in connection with equity awards that may be granted in the future pursuant to the Plan).

(4)

The amount of registration fee is calculated only with respect to the additional shares of Common Stock registered on this Registration Statement. The existing securities issuable under the Plan were registered, and the correlating registration fee paid, pursuant to the Registration Statements on Form S-8 (File No. 333-202816, 333-230267, and 333-236890) filed by the Registrant on March 17, 2015, March 14, 2019 and March 4, 2020, respectively.

Table 2: Fee Offset Claims and Sources

N/A